Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 28, 2025, relating to the consolidated financial statements of Fold Holdings, Inc. (f/k/a FTAC Emerald Acquisition Corp.), as of December 31, 2024 and 2023 and for the years then ended, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 31, 2025